Free Writing Prospectus Registration Statement No. 333-178081 Dated May 9, 2012 Filed pursuant to Rule 433

Free Writing Prospectus
Registration Statement No. 333-178081
Dated May 7, 2012
Filed pursuant to Rule 433

                                                                  Morgan Stanley

Target Equity Index Family

May 2012

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

The Target Equity Philosophy
--------------------------------------------------------------------------------

[]   The Target Equity Index Family aims to identify undervalued companies with the potential to realize their perceived value
     []   Selects stocks thought to be undervalued, using a quantitative rules-based screening process
     []   Uses some of the metrics used by private equity investors / corporate buyers*

[]   The methodology drives long term performance, by identifying companies with
     []   Favorable cash flow
     []   Strong balance sheets
     []   Assets undervalued by the market

[]   The indices were originally developed from research published by Morgan
     Stanley

                    * The Target Equity Indices do not aim to replicate a
                    private equity or corporate screening process exactly. Any actual private equity or corporate screening process will
                    likely involve numerous other inputs (both qualitative or
                    quantitative) . There is no guarantee that the securities
                    identified by the screening process are undervalued.
                    Further, there is no guarantee or assurance that any such
                    security will rise in value or that the company concerned
                    will become a takeover target. This material was not
                    prepared by the Morgan Stanley research department. The
                    information contained herein does not constitute advice.
                    Morgan Stanley is not acting as your advisor (municipal,
                    financial, or otherwise) and is not acting in a fiduciary
                    capacity.

                    Please see Risk Considerations and other Important
MORGAN STANLEY      Information at the end of this material.
                                                                               2

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

The Target Equity Philosophy
--------------------------------------------------------------------------------

[]   Provides access to an established, systematic strategy
     []   Target Equity stock screen first published by Morgan Stanley Research in 2003
     []   First indices created in 2007* - over four years of live performance history

[]   Choice of global, regional and country indices available
     []   World, Europe, US, UK, Asia ex Japan, Japan and Global Islamic indices
     []   Independent index calculation by SandP

[]   Provides a liquid underlying index for structured products and delta one access
     []   Morgan Stanley can offer clients a variety of structured products linked to the Target Equity indices

                    * Calculation of the Target Equity Indices began on July 1,
                    2007. Historical Index performance prior to July 2007 is
                    simulated based on historical data. Simulated historical
                    Index performance is hypothetical and presented for
                    illustrative purposes. Past performance (actual or
                    simulated) is not indicative of future results. This
                    material was not prepared by the Morgan Stanley research
                    department. The information contained herein does not
                    constitute advice. Morgan Stanley is not acting as your
                    advisor (municipal, financial, or otherwise) and is not
                    acting in a fiduciary capacity.

                    Please see Risk Considerations and other Important
MORGAN STANLEY      Information at the end of this material.

                                                                               3

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

The Target Equity Philosophy: A Quantitative Approach
--------------------------------------------------------------------------------

Rules-based screening process

[]   The Target Equity screen ranks stocks on five valuation metrics:
     []   High free cash flow / enterprise value i. e. cash flow from operations is greater than the value of the company (equity and debt)
     []   High interest cover
          Interest payments are low compared to earnings (i. e. , has the potential to increase leverage)

     []   High dividend yield
          Income for shareholders while waiting for the stock to realize value;
          attractive to potential buyers

     []   Low enterprise value / fixed assets
          A ratio of less than 1 means a potential buyer could sell the assets for a profit
     []   Low share price / book value i. e. , the book value may not be fully reflected in the share price

[]   The metrics use standard inputs from publicly available data

[]   There is no pre-determined  threshold for each screen. Instead, each screen ranks the stocks based on the particular metric and the index selection process includes those stocks that are undervalued on a relative basis

                    This material was not prepared by the Morgan Stanley
                    research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not
                    acting in a fiduciary capacity.

                    Please see Risk Considerations and other Important
MORGAN STANLEY      Information at the end of this material.
                                                                               4

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

Creating the Target Equity Index Family
--------------------------------------------------------------------------------

Four key steps

                           Apply              Select               Calculate
Define regional       Target Equity      Target Equity          Target Equity
selection pool            screen              stocks            Index Family
--------------------------------------------------------------------------------
[] World             [] 5 valuation      []  50 top-ranked     [] Calculated
[] Europe               metrics          []  Liquidity filter     daily by SandP
[] Asia              [] Publicly         []  Equal             [] Published on
                        available data       weighting            Bloomberg
[] Japan                                                        MSIQ (GO)
[] US
[] UK
excluding GICS
financial sector*
                                       Rebalance quarterly

                    *Some valuation and accounting data used in the screening
                    process is not available for companies whose primary
                    business is in the financial sector. This material was not prepared by the Morgan Stanley research department. The
                    information contained herein does not constitute advice.
                    Morgan Stanley is not acting as your advisor (municipal,
                    financial, or otherwise) and is not acting in a fiduciary
                    capacity.

                    Please see Risk Considerations and other Important
MORGAN STANLEY      Information at the end of this material.

                                                                               5

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

Performance Overview
--------------------------------------------------------------------------------

Target Equity Index Family, latest 1 year returns

[GRAPHIC OMITTED]

Target Equity Index Family, 1, 3 and 5 year excess returns

[GRAPHIC OMITTED]

                    Source: Morgan Stanley / Bloomberg. Returns prior to the
                    Index launch, from April 4, 2001 through June 30, 2007, are based on simulated based on historical data. Returns from
                    July 2, 2007 through April 30, 2012 reflect actual results.
                    Simulated performance is purely hypothetical. Relative
                    performance may vary depending on the time periods selected for the market phases. This material was not prepared by the
                    Morgan Stanley research department. The information
                    contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or
                    otherwise) and is not acting in a fiduciary capacity.

                    Please see Risk Considerations and other Important
MORGAN STANLEY      Information at the end of this material.
                                                                               6

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

Index Family Facts
--------------------------------------------------------------------------------

Morgan Stanley proprietary indices are available on our Custom Index Bloomberg page MSIQ (GO)
                                                                            Bloomberg
                                                                            Tickers
                        Index Live  Number of     Currency                  Total      Excess
                        Date        Constituents  Currency   Price Return   Return     Return
                        -----------------------------------------------------------------------
World Target Equity     1 July 2007     50         USD        MSIQWTDP      MSIQWTDT   -
                                                   --------------------------------------------
                                                   EUR        MSIQWTEP      MSIQWTET   -
-----------------------------------------------------------------------------------------------
Europe Target Equity    1 July 2007     50         EUR        MSIQETEP      MSIQETET   -
-----------------------------------------------------------------------------------------------
US Target Equity        1 July 2007     50         USD        MSIQATDP      MSIQATDT   -
-----------------------------------------------------------------------------------------------
UK Target Equity        1 July 2007     50         GBP        MSIQUTPP      MSIQUTPT   -
-----------------------------------------------------------------------------------------------
Asia Target Equity      3 April 2009    50         USD        MSIQTADP      MSIQTADT   -
-----------------------------------------------------------------------------------------------
Japan Target Equity     1 July 2007     50         JPY        MSIQJTYP      MSIQJTYT   -
-----------------------------------------------------------------------------------------------
Global Islamic
Target Equity           1 July 2007  Variable      USD        MSIQITDP      MSIQITDT   -
-----------------------------------------------------------------------------------------------
 World Target
Equity Alpha            1 July 2007      *         USD        -             -          MSPIWTDA
-----------------------------------------------------------------------------------------------
 US Target
Equity Alpha            1 July 2007      *         USD        -             -          MSPIATDA
-----------------------------------------------------------------------------------------------
Equity Alpha            1 July 2007      *         EUR        -             -          MSPIETEA
-----------------------------------------------------------------------------------------------
* The number of constituents in each Alpha index is a function of the number of stocks in the benchmark index.

                    This material was not prepared by the Morgan Stanley
                    research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not
                    acting in a fiduciary capacity.

                    Please see Risk Considerations and other Important
MORGAN STANLEY      Information at the end of this material.
                                                                               7

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

FINANCIAL ENGINEERING                                              MORGN STANLEY
--------------------------------------------------------------------------------
Target Equity Index Family

                    [] US Target Equity Index
                    [] World Target Equity Index Appendices [] Europe Target Equity Index
                    [] Trade Ideas
Appendicies         [] Risk Factors and Other Important Information

                                                                               8

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

FINANCIAL ENGINEERING                                              MORGN STANLEY
--------------------------------------------------------------------------------

Target Equity Index Family

US Target Equity Index: Additional Analysis

                                                                               9

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

Historical Performance
--------------------------------------------------------------------------------

US Target Equity versus SandP 500 -- each index is a USD denominated Price Return
(PR) Index

[GRAPHIC OMITTED]

                   Annualized Performance to April 30, 2012
                   ----------------------------------------
                    One Year     Three Years     Five Years
-----------------------------------------------------------
Return                1.0%          20.6%             8.1%
-----------------------------------------------------------
Excess Return vs     -1.5%           3.6%             5.1%
Benchmark
-----------------------------------------------------------
Volatility            23%            21%              25%
-----------------------------------------------------------
                    Source: Morgan Stanley / Bloomberg. Returns prior to the
                    Index launch, from April 4, 2001 through June 30, 2007, are based on simulated based on historical data. Returns from
                    July 2, 2007 through April 30, 2012 reflect actual results.
                    Simulated performance is purely hypothetical. Relative
                    performance may vary depending on the time periods selected for the market phases. This material was not prepared by the
                    Morgan Stanley research department. The information
                    contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or
                    otherwise) and is not acting in a fiduciary capacity.

                    Please see Risk Considerations and other Important
MORGAN STANLEY      Information at the end of this material.
                                                                               10

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

FINANCIAL ENGINEERING                                              MORGN STANLEY
--------------------------------------------------------------------------------

Target Equity Index Family

World Target Equity Index: Additional Analysis

                                                                              11

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

Historical Performance

World Target Equity (USD, PR) versus MSCI World - each index is a USD denominated Price Return (PR) Index

[GRAPHIC OMITTED]

                              Annualized Performance to April 30, 2012
                              ----------------------------------------
                              One Year      Three Years     Five Years
----------------------------------------------------------------------
Return                         -17.8%           12.6%           9.2%
----------------------------------------------------------------------
Excess Return vs Benchmark     -11.0%           -0.5%           6.4%
----------------------------------------------------------------------
Volatility                      25%              23%            24%
----------------------------------------------------------------------

                    Source: Morgan Stanley / Bloomberg. Returns prior to the
                    Index launch, from April 4, 2001 through June 30, 2007, are based on simulated based on historical data. Returns from
                    July 2, 2007 through April 30, 2012 reflect actual results.
                    Simulated performance is purely hypothetical. Relative
                    performance may vary depending on the time periods selected for the market phases. This material was not prepared by the
                    Morgan Stanley research department. The information
                    contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or
                    otherwise) and is not acting in a fiduciary capacity.

                    Please see Risk Considerations and other Important
MORGAN STANLEY      Information at the end of this material.
                                                                              12

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

FINANCIAL ENGINEERING                                              MORGN STANLEY
--------------------------------------------------------------------------------

Target Equity Index Family

Europe Target Equity Index: Additional Analysis

                                                                              13

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

Historical Performance
--------------------------------------------------------------------------------

Europe Target Equity versus MSCI Europe - each index is a EUR denominated Price
Return (PR) Index

                              Annualized Performance to April 30, 2012
                              ----------------------------------------
                              One Year      Three Years     Five Years
----------------------------------------------------------------------
Return                         -13.2%            8.8%            6.3%
----------------------------------------------------------------------
Excess Return vs Benchmark     -3.7%             0.6%            5.7%
----------------------------------------------------------------------
Volatility                      27%              22%             24%
----------------------------------------------------------------------

                    Source: Morgan Stanley / Bloomberg. Returns prior to the
                    Index launch, from April 4, 2001 through June 30, 2007, are based on simulated based on historical data. Returns from
                    July 2, 2007 through April 30, 2012 reflect actual results.
                    Simulated performance is purely hypothetical. Relative
                    performance may vary depending on the time periods selected for the market phases. This material was not prepared by the
                    Morgan Stanley research department. The information
                    contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or
                    otherwise) and is not acting in a fiduciary capacity.

                    Please see Risk Considerations and other Important
MORGAN STANLEY      Information at the end of this material.
                                                                              14

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

FINANCIAL ENGINEERING                                              MORGN STANLEY
--------------------------------------------------------------------------------

Target Equity Index Family

Sample Payoffs

                                                                              15

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

Sample Payoffs
--------------------------------------------------------------------------------

1. Leveraged Upside: Bull PLUS Note on US Target Equity Index (MSIQATDP)

[GRAPHIC OMITTED]

                    Payoff at Maturity: If MSIQATDP is greater than or equal to its initial level, investor receives par plus two times the return of the index, up to a cap. If MSIQATDP is less than its initial level, investor receives the performance of the index and suffers a loss on the investment.

2. Contingent Minimum Return and Downside Buffer: Uncapped Trigger JUMP Note
   on US Target Equity Index (MSIQATDP)

[GRAPHIC OMITTED]

                    Payoff at Maturity: If the MSIQATDP index performance is
                    greater than or equal to 100%, investor receives the maximum of the index performance and par plus the contingent minimum return. If the MSIQATDP index performance is less than 100%
                    and greater than the Trigger Level, investor receives par.
                    If the MSIQATDP index performance is less than Trigger
                    Level, investor receives MSIQATDP index performance and
                    suffers a loss on the investment.

3. Capital Protected Note: Market -Linked Note on US Target Equity 8%
   Volatility Control ER Index (MSIQATDT)

[GRAPHIC OMITTED]

                    Payoff at Maturity: If the index performance is greater than
                    100%, the investor receives the index performance.
                    Otherwise, the investor receives par.

                    These terms are for illustrative purposes only. Any stated
                    pricing levels are indicative and subject to change. This
                    material was not prepared by the Morgan Stanley research
                    department. The information contained herein does not
                    constitute advice. Morgan Stanley is not acting as your
                    advisor (municipal, financial, or otherwise) and is not
                    acting in a fiduciary capacity.

                    Please see Risk Considerations and other Important
MORGAN STANLEY      Information at the end of this material.
                                                                              16

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

FINANCIAL ENGINEERING                                              MORGN STANLEY
--------------------------------------------------------------------------------
Target Equity Index Family

Risk Considerations and other Important Information

                                                                              17

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

Risk Considerations
--------------------------------------------------------------------------------

The risk factors set out below are not exhaustive. Prior to making an investment decision, prospective investors must review the final offering documents, including the index description where relevant.

Index Performance: There is no guarantee that the indices will have positive performance or will outperform benchmark indices. In addition, any investment linked to an Index may not necessarily be the same as an investment in the constituents of that Index. Past performance (actual or simulated) is not indicative of future performance.

Not the Same as Investing in a Private Equity Fund: Private equity investors and corporate buyers are numerous and they use extremely varied approaches to investing. Target Equity Indices track only several of what we believe are some of the more common metrics analyzed by these investors to identify potential targets. Accordingly, many of these buyout investors do not use these metrics, weight the metrics differently than the weighting used by the Indices or use additional or contrary metrics to those used in the Indices. As a consequence, investing in the Indices and the returns you might obtain, are not at all equivalent to an investment in a private equity or similar fund. Morgan Stanley may advise private equity funds on strategies and metrics that are not used to determine the Target Equity indices. Even if Morgan Stanley determines that private equity funds using other strategies or metrics are succesful, it will have no obligation to revise the Target Equity methodology.

Retrospective Index Calculation: Prior to the Index Live Date for each index, the Indices have been retrospectively calculated by the Index Sponsor on a simulated basis. Prospective investors should consult the relevant Index
Description for further details.

Currency Risk: An investment in the World, Europe, Asia and Global Islamic
Target Indices and the World and Europe Target Equity Alpha Indices will have currency risk between the currency of the Index and the currencies of some or all of its constituents.

Diversification: The Indices are derived from a predetermined subset of stocks and may be focused exclusively on one geographic region. The Indices typically include fewer stocks than benchmark equity indices and have no geographical or sector concentration limits. As a result, the indices are likely to be less diversified than comparable benchmark indices.

No Guarantee of Outperformance: No one can guarantee short-term or long-term outperformance. The stock selection process for the Target Equity Indices could select stocks that under-perform the benchmark index, possibly significantly.
Even if a Target Equity Index does outperform the benchmark index, the Target
Equity Index could decrease in value if the benchmark index suffers losses that are not fully offset by the outperformance of the Target Equity Index.
Fixed Strategy: Target Equity Indices use a pre-defined, objective stock selection process that differs from an actively managed strategy in that the component stock will change only if required by the selection criteria and only at each quarterly rebalancing. The Target Equity Index methodology is fixed and will not change over time even if the Target Equity Indices underperform their benchmark indices. Accordingly, Target Equity Indices are not actively managed to adjust to changing business, financial, geopolitical or other conditions, as would the investment process of a private equity investor or corporate buyer.
Research: Morgan Stanley may issue research reports on securities that are, or may become, constituents of an Index. These reports are entirely independent of the Calculation Agent's obligations hereunder. Morgan Stanley will be under no obligation to make any adjustments to an Index to reflect any change in outlook by Morgan Stanley Research.

Calculation Agent and Index Sponsor: The Calculation Agent's calculations and determinations in relation to the Index shall be binding on all parties in the absence of manifest error. No party (whether the holder of any product linked to an Index or otherwise) will be entitled to proceed (and agrees to waive proceedings) against the Calculation Agent in connection with any such calculations or determinations or any failure to make any calculations or determinations in relation to an Index. Morgan Stanley and Co. International plc
as Index Sponsor retains the final discretion as to the manner in which the
Index is calculated and constructed. The methodology may change without prior notice and such changes may affect the value of the Index.

Reliance on Information: Unless otherwise stated, all calculations are based on information obtained from various publicly available sources. Both Morgan
Stanley and the Calculation Agent have relied on these sources and not independently verified the information extracted from these sources. Neither
Morgan Stanley nor the Calculation Agent shall be liable in any way for any calculations it performs in reliance of such information. The information used to undertake the selection procedure will be the most up-to-date information available. However, in some cases, the valuation information used to select securities/Index components may have been published several months previously and may not reflect the performance at the time of the selection procedure.

Conflicts of Interest: Morgan Stanley and its affiliates may from time to time engage in transactions involving the constituents of Indices for their proprietary accounts and/or for accounts of their clients, may act as market
-maker in such constituents and/or be providing underwriting, banking, advisory or other services to the issuers of such constituents. Such activities may not be for the benefit of the holders of investments related to the Index and may have a positive or negative effect on the value of the constituents and consequently on the value of the Index. In addition, Morgan Stanley and its affiliates may from time to time act in other capacities, such as the issuer of investments, advisor thereof, calculation agent, index sponsor. Morgan Stanley and its affiliates may also issue derivative instruments in respect of such investments and/or the constituents and the use of such derivatives may affect the value of the constituents or the Index. In its role in relation to investments linked the Index, Morgan Stanley or its affiliates may enter into hedging transactions in respect of the constituents or related instruments which may or may not affect the value of such constituents or related instruments. In addition, the unwinding of such hedging transactions may also affect the value of such constituents or instruments, which may in turn affect the value of the Index. Such activities may present conflicts of interest which may affect the level of the Index.

                    This material was not prepared by the Morgan Stanley
                    research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not
MORGAN STANLEY      acting in a fiduciary capacity.

                                                                              18

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

Important Information
--------------------------------------------------------------------------------

Morgan Stanley has filed a registration statement (including a prospectus), and will file a pricing supplement, with the SEC for any offering to which this communication relates. Before you invest in any offering, you should read the prospectus in that registration statement, the applicable pricing supplement and other documents Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and that offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively,
Morgan Stanley, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling toll free
1-800-584-6837.

The information provided herein was prepared by sales, trading, or other non-research personnel of one of the following: Morgan Stanley and Co. LLC,
Morgan Stanley and Co. International PLC, Morgan Stanley MUFG Securities Co.,
Ltd, Morgan Stanley Capital Group Inc. and/or Morgan Stanley Asia Limited
(together with their affiliates, hereinafter "Morgan Stanley"), but is not a product of Morgan Stanley's Equity Research or Fixed Income Research
Departments. This communication is a marketing communication and is not a research report, though it may refer to a Morgan Stanley research report or the views of a Morgan Stanley research analyst. We are not commenting on the fundamentals of any companies mentioned. Unless indicated, all views expressed herein are the views of the author's and may differ from or conflict with those of the Morgan Stanley Equity Research or Fixed Income Research Departments or
others in the Firm. For additional information, research reports and important disclosures, see https://secure. ms.com.

Morgan Stanley is not acting as a municipal advisor and the opinions or views contained herein are not intended to be, and do not constitute, advice, including within the meaning of Section 975 of the Dodd-Frank Wall Street
Reform and Consumer Protection Act.

This material is not (and should not be construed to be) investment advice (as defined under ERISA or similar concepts under applicable law) from Morgan
Stanley with respect to an employee benefit plan or to any person acting as a
Fiduciary for an employee benefit plan, or as a primary basis for any particular plan investment decision.

The information provided herein has been prepared solely for informational purposes. These materials have been based upon information generally available to the public from sources believed to be reliable. No representation is given with respect to their accuracy or completeness, and they may change without notice. Morgan Stanley on its own behalf and on behalf of its affiliates disclaims any and all liability relating to these materials, including, without limitation, any express or implied representations or warranties for statements or errors contained in, or omissions from, these materials. Morgan Stanley and others associated with it may make markets or specialize in, have or may in the future enter into principal or proprietary positions (long or short) in and effect transactions in securities of companies or trading strategies mentioned or described herein and may also perform or seek to perform investment banking, brokerage or other services for those companies and may enter into transactions with them. We may at any time modify or liquidate all or a portion of such positions and we are under no obligation to contact you to disclose any such intention to modify or liquidate or any such modification or liquidation.
Morgan Stanley acts as "prime broker" and lender for a number of hedge funds.
As a result, Morgan Stanley may indirectly benefit from increases in investments in hedge funds.

Unless stated otherwise, the material contained herein has not been based on a consideration of any individual client circumstances and as such should not be considered to be a personal recommendation. We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. Where an investment is denominated in a currency other than the investor's currency, changes in rates of exchange may have an adverse effect on the value, price of, or income derived from the investment. The performance data quoted represents past performance. Past performance is not indicative of future returns. No representation or warranty is made that any returns indicated will be achieved. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. Transaction costs
(such as commissions) are not included in the calculation of returns. Changes to the assumptions may have a material impact on any returns detailed.
Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs and changes to the assumptions set forth herein may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances. By submitting this communication to you, Morgan Stanley is not advising you to take any particular action based on the information, opinions or views contained herein, and acceptance of such document will be deemed by you acceptance of these conclusions. You should consult with your own municipal, financial, accounting and legal advisors regarding the information, opinions or views contained in this communication.

                    This material was not prepared by the Morgan Stanley
                    research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not
MORGAN STANLEY      acting in a fiduciary capacity.

                                                                              19

                                                              [GRAPHIC OMITTED]
Roche's Offer to Acquire Illumina

Response to Illumina's Key Claims April 2012

                               [GRAPHIC OMITTED]

Important Information
--------------------------------------------------------------------------------

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
MUFG Securities Co., Ltd only to those investors who are "Professional
Investors" (tokutei toushika) as defined in the Financial Instrument Exchange
Law of Japan and may not be redistributed to other types of investors without the prior written consent of Morgan Stanley; in Hong Kong by Morgan Stanley
Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte. and/or
Morgan Stanley Asia (Singapore) Securities Pte. Ltd., each regulated by the
Monetary Authority of Singapore, which accept responsibility for its contents;
in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576,
A.F.S.L. No. 233742 and/or Morgan Stanley Australia Securities Limited A.B.N.
55 078 652 276, A.F.S.L. No. 233741, which accept responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in
Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and
states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under
Spanish regulations; in the United States it is directed only to institutional clients and is distributed by Morgan Stanley and Co. Incorporated, which accepts responsibility for its contents; and in the United Kingdom it is directed only to those persons who are eligible counterparties or professional clients and must not be acted on or relied upon by retail clients (each as defined in the
UK Financial Services Authority's rules) and is distributed in the European
Union by Morgan Stanley and Co. International plc, except as provided above.
Private U.K. investors should obtain the advice of their Morgan Stanley and Co.
International plc representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. The trademarks and service marks contained herein are the property of their respective owners.
Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH
ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR
IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE
ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND
THE ACTUAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY
PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE
GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL
TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN
COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR
EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING
STRATEGY IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO
ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS
RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC
TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF
HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL
TRADING RESULTS.

"Standard and Poor's", "SandP", "SandP 500" and "Standard and Poor's 500" are
trademarks of The McGraw -Hill Companies, Inc.
MSCI, MSCI Europe, MSCI World and all other MSCI index names are the trademarks, registered trademarks, or service marks of MSCI Inc. or its subsidiaries in the United States and other jurisdictions.
The securities are not sponsored, endorsed, sold or promoted by either SandP or
MSCI, and neither SandP nor MSCI and make any representation regarding the advisability of investing in a security linked to the Target Equity Indices.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward -looking statements. Although
Morgan Stanley believes that the expectations in such forward -looking statement are reasonable, it can give no assurance that any forward -looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward -looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward -looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based.
Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of
Morgan Stanley.

Copyright [C] by Morgan Stanley 2012, all rights reserved.

                    This material was not prepared by the Morgan Stanley
                    research department. The information contained herein does not constitute advice. Morgan Stanley is not acting as your advisor (municipal, financial, or otherwise) and is not
MORGAN STANLEY      acting in a fiduciary capacity.
                                                                              20